UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 12, 2002

Belmont Bancorp.
(Exact Name of Registrant as Specified in its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

0-12724	34-1376776
(Commission File Number)	(I.R.S. Employer Identification No.)

325 Main Street, Bridgeport, Ohio	43912
(Address of Principal Executive Offices)	(Zip Code)

(740) 695-3323
Registrant’s Telephone Number, Including Area Code:

NO CHANGE
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events

The following press release was released on November 14, 2002:

Contact:    John Bradshaw
(304) 232-4544
(304) 639-7877

For Immediate Release: November 14, 2002
Subject:    BELMONT BANCORP. RELEASED FROM CONSENT ORDER

St. Clairsville, Ohio—Belmont Bancorp., parent company of Belmont National Bank, announced today that the Office of the Comptroller of the Currency, in a letter dated November 12, 2002, released the bank from the Consent Order dated August 3, 1999, and the Memorandum of Understanding, dated July 25, 2001.

“This action by the OCC reflects the significant improvement in management processes and controls as well as the improvement in Belmont National Bank’s asset quality and overall risk profile,” stated Wilbur R. Roat, President and CEO of Belmont Bancorp. “We also expect the Federal Reserve Bank of Cleveland to formally release the Company from its regulatory agreement during the fourth quarter of 2002.”

“We are very pleased that this action was taken and we look forward to the expansion of our core business. As we look ahead, we wish to thank our stockholders and customers for their continued support,” stated Roat.

Belmont National Bank, a subsidiary of Belmont Bancorp., has offices in Bellaire, Bridgeport, Cadiz, Lansing, New Philadelphia, St. Clairsville, Schoenbrunn and Shadyside, Ohio, and in the Woodsdale and Elm Grove areas of Wheeling, West Virginia. Belmont Bancorp. stock trades in the SmallCap Market of NASDAQ under the symbol BLMT.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELMONT BANCORP

Dated November 15, 2002	By:	/s/ Jane Marsh
Jane Marsh, Secretary and Principal
Financial and Accounting Officer